EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com
Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Companies (PNX) Reports Significant Improvement in Net Income, Further Growth in Statutory Capital and Continued Strong Annuity Sales for Third Quarter 2011

Hartford, Conn., November 2, 2011 – The Phoenix Companies, Inc. (NYSE:PNX) today reported net income of $31.8 million, or $0.27 per diluted share, and operating income of $29.0 million, or $0.25 per diluted share, for the third quarter of 2011.  These results compare with a net loss of $25.0 million, or $0.22 per share, and an operating loss of $7.1 million, or $0.06 per share, for the third quarter of 2010.

Excluding a $9.0 million tax benefit and a net $1.4 million deferred acquisition cost (DAC) unlocking charge, third quarter 2011 operating income was $21.4 million, or $0.18 per diluted share.  Third quarter 2010 operating income was $17.9 million, or $0.15 per diluted share net of taxes and DAC unlocking charges.  Given the significant volatility in the company’s GAAP tax provision, certain operating comparisons are given on a pre-tax basis.

“Our results this quarter demonstrate the strong fundamentals of our business, including mortality, persistency, investment performance and expense management.  Mortality in particular was favorable this quarter and more than offset the negative effects of the equity markets and low interest rates,” said James D. Wehr, president and chief executive officer.  “We continue to generate capital, adding to the strength of our balance sheet, and sustain risk-based capital above 300 percent,” he added.

“Importantly, our two principal growth initiatives – middle market annuities and Saybrus Partners – maintained their positive momentum.  Annuity deposits are increasing meaningfully, and Saybrus Partners posted a profit for the first time since it was established almost two years ago,” Mr. Wehr said.

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The Phoenix Companies, Inc. … 2

FINANCIAL HIGHLIGHTS

Earnings Summary ($ in millions)	Third Quarter 2011	Second Quarter 2011	Third Quarter 2010
Revenues[1]	$463.3	$475.1	$483.2
Benefits & Reserves[1]	268.2	271.1	264.4
Policyholder Dividends	53.0	70.4	65.4
Policy Acquisition Cost Amortization	56.9	51.7	99.9
Interest on Company Debt	7.9	7.9	7.9
Operating Expenses	57.3	58.9	64.0
Operating Income (Loss) Before Taxes	20.0	15.1	(18.4)
Income Tax Expense (Benefit)	(9.0)	18.0	(11.3)
Operating Income (Loss)[2]	29.0	(2.9)	(7.1)
Realized Gains (Losses)	7.5	8.0	(18.0)
Discontinued Operations [3]	(4.7)	(0.7)	0.1
Net Income (Loss)	$31.8	$4.4	$(25.0)

Earnings Per Share Summary
Net Gain (Loss) Per Share
Basic	$0.27	$0.04	$(0.22)
Diluted	$0.27	$0.04	$(0.22)
Operating Income (Loss) Per Share
Basic	$0.25	$(0.02)	$(0.06)
Diluted	$0.25	$(0.02)	$(0.06)
Weighted Average Shares Outstanding (in millions)
Basic	116.9	116.8	116.3
Diluted	117.1	117.1	116.3

1 Prior period amounts have been revised to reflect the correction of an error related to the historical presentation of ceded premiums related to certain reinsurance contracts within the closed block. The adjustments reflect the reclassification of ceded premiums from benefits and reserves to revenue. The adjustment reduced revenues and benefits and reserves by $24.3 million for the three months ended September 30, 2010. There was no impact to net income (loss), stockholders’ equity or earnings per share.

2Operating income, as well as components of and financial measures derived from operating income, are non-GAAP financial measures.  Please see the “Income Statement Summary” table below for more information.

3 Net of taxes.

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The Phoenix Companies, Inc. … 3

UNUSUAL ITEMS

To help investors understand the company’s results, unusual items included in operating income are detailed in the following table.

Unusual Items ($ in millions)	Third Quarter 2011	Second Quarter 2011	Third Quarter 2010
DAC Unlocking	$1.4	$ --	$36.3
Total Tax Expense/(Benefit)	(9.0)	18.0	(11.3)
Total Positive (Negative) Impact to Operating Income	$7.6	$(18.0)	$(25.0)

Earnings Per Share Impact
Basic	$0.07	$(0.15)	$(0.21)
Diluted	$0.06	$(0.15)	$(0.21)
Weighted Average Shares Outstanding (in millions)
Basic	116.9	116.8	116.3
Diluted	117.1	117.1	116.3

THIRD QUARTER 2011 OPERATING RESULTS

•

Third quarter 2011 pre-tax operating income of $20.0 million, compared with a pre-tax operating loss of $18.4 million for the third quarter of 2010, was driven by very favorable mortality experience, particularly in the universal life product line, solid investment performance and lower expenses that helped offset the effect of negative markets in the quarter.

•

Third quarter 2011 revenues decreased 4 percent from the third quarter of 2010, due to lower premiums and fee income, partially offset by higher net investment income. The change in premium revenue relates almost exclusively to closed block policies (sold before the 2001 demutualization) and is consistent with the expected gradual decline of this block.

•

Net investment income was $198.3 million for the third quarter of 2011, compared with $211.2 million for the second quarter of 2011 and $195.5 million for the third quarter of 2010.  The decrease from the prior quarter was driven primarily by lower alternative asset returns.  The increase from the prior year period was driven primarily by higher income from long term debt securities.

•

Total individual life surrenders were at an annualized rate of 7.0 percent for the third quarter, compared with 6.1 percent for the second quarter of 2011 and 8.2 percent for the third quarter of 2010.  The change from the prior quarter was primarily the result of scheduled surrenders in a large corporate-owned life insurance case in Phoenix’s closed block.  The closed block’s annualized surrender rate was 7.0 percent for the third quarter of 2011, compared with 5.6 percent for the second quarter of 2011 and 7.7 percent for the third quarter of 2010.

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Annuity surrenders for the third quarter of 2011 were at an annualized rate of 11.3 percent, improved from 11.6 percent for the second quarter of 2011 and 11.8 percent for the third quarter of 2010.

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The Phoenix Companies, Inc. … 4

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Overall mortality experience for the third quarter of 2011 was favorable compared with expectations, with open block results very favorable, particularly in the universal life product line, and closed block unfavorable compared with expectations.  Overall mortality experience has been favorable in four of the last five quarters.

•

Phoenix conducted a comprehensive annual review of DAC and certain reserves and made a number of unlocking adjustments.  These adjustments resulted in a net charge of $1.4 million in the third quarter of 2011.  Phoenix’s annual review in the third quarter of 2010 resulted in a net $36.3 million DAC unlocking charge.

•

Total operating expenses improved for the third quarter of 2011 to $57.3 million from $64.0 million for the third quarter of 2010. Core operating expenses before deferrals were $48.3 million for the third quarter of 2011 compared with $55.8 million for the third quarter of 2010.  The improvement primarily reflects lower professional fees and other outside services, which more than offset $3 million in additional expenses associated with a previously announced policy administration system conversion.  Core operating expenses before deferrals represent total operating expenses excluding premium taxes, reinsurance allowances, commissions, sales incentives and unusual expenses.  The company will take actions with a target of reducing annual expenses by an additional $20 million by 2013.

•

The company recorded a $9.0 million tax benefit in third quarter 2011 operating income primarily related to the recognition of operating loss carryforwards that reversed estimated alternative minimum tax payments made earlier in the year.

•

Strong sales continued in Phoenix’s repositioned annuity product line, which is distributed through independent marketing organizations that focus on the middle market.  Annuity deposits were $279.0 million for the third quarter of 2011, improved from $191.3 million for the second quarter of 2011 and $38.7 million for the third quarter of 2010.  New sales were primarily fixed indexed annuities.  The company is targeting $1 billion to $1.4 billion in annuity sales for 2012.

•

Net annuity flows remained positive for the fourth consecutive quarter at $158.6 million, compared with negative net flows of $71.9 million for the third quarter of 2010, contributing to an 8 percent year-over-year increase in annuity funds under management to $4.2 billion at September 30, 2011.

•

Life insurance annualized premium was $0.4 million for the third quarter 2011, compared with $0.7 million for the second quarter of 2011 and $0.6 million for the third quarter of 2010. Gross life insurance in-force at September 30, 2011 was $127.4 billion, a 9 percent decrease from September 30, 2010.

•

Phoenix’s distribution company, Saybrus Partners, turned profitable in the third quarter of 2011 with $0.2 million of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, including inter-company revenues) compared with an EBITDA loss of $0.3 million for the second quarter of 2011 and an EBITDA loss of $4.7 million for the third quarter of 2010. Saybrus revenues more than tripled from a year ago to $5.4 million for the third quarter of 2011 through deeper penetration within its third-party distribution relationships and continued strong sales of Phoenix products.

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The Phoenix Companies, Inc. … 5

REALIZED AND UNREALIZED GAINS AND LOSSES

Net unrealized gains on fixed income securities increased to $512.7 million at September 30, 2011 from net unrealized gains of $415.9 million at June 30, 2011. The improvement was due primarily to lower treasury rates.

Net realized gains for the third quarter of 2011 were $6.1 million, compared with net realized losses of $14.1 million for the third quarter of 2010.  The change was due primarily to fluctuations in the non-performance risk factor.  Other-than-temporary impairments were $8.4 million for the third quarter of 2011, compared with $11.9 million for the third quarter of 2010, reflecting the improved credit environment.

Realized Gains and Losses ($ in millions)	Third Quarter 2011	Second Quarter 2011	Third Quarter 2010
Other-than-temporary Impairments (OTTI)	$(8.4)	$(3.0)	$(11.9)
Transaction Gains (Losses)	2.7	4.4	5.8
Results of Variable Annuity Hedge Program
o GMWB/GMAB Derivatives	(9.4)	(1.2)	6.7
o Non-performance Risk Factor[1]	26.9	2.6	(5.8)
Other Embedded Derivative Liabilities, Net	(11.8)	(0.2)	(3.3)
Surplus Hedge	8.8	(0.9)	(7.1)

Fair Value Option Securities	(2.7)	1.4	1.5

Total Realized Gains (Losses)	$6.1	$3.1	$(14.1)

Credit-related impairments net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation	$(6.2)	$(2.7)	$(9.4)

Non-credit portion of impairment loss recognized in other comprehensive income (OCI)	$(22.6)	$(3.6)	$(13.1)

1Fair value adjustment to reflect the risk that the GMWB/GMAB obligation will not be fulfilled based on the company’s own credit risk.

DISCONTINUED OPERATIONS

The company recognized a loss of $4.1 million in its discontinued group accident and health reinsurance business during the quarter as a result of an increase in reserves reported to it by certain ceding companies.

BALANCE SHEET AND LIQUIDITY

Phoenix retains its focus on maintaining appropriate levels of capital and liquidity.  As of September 30, 2011, the proportion of the most highly liquid assets in its fixed income portfolio was 7.8 percent.  In addition, a significant portion of the portfolio is invested in highly liquid public bonds that have market values in excess of their book values.

The quality of the portfolio improved significantly in the third quarter of 2011 primarily as a result of upgrades and repayments of lower-rated debt.  The proportion of below investment grade bonds was 7.6 percent at September 30, 2011 compared with 8.5 percent at June 30, 2011.

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The Phoenix Companies, Inc. … 6

Debt-to-total-capital at September 30, 2011 remains relatively low at 24.5 percent.  Phoenix has no debt maturities until 2032.

As of September 30, 2011, cash and securities at the holding company were $66.7 million.  The annual run rate for 2011 holding company interest and operating expenses is estimated to be $26 million.

Balance Sheet ($ in millions)	September 30, 2011	December 31, 2010	Change
Total Assets	$21,035.7	$21,082.3	$(46.6)
Total Liabilities	$19,794.7	$19,926.8	$(132.1)
Indebtedness	$427.7	$427.7	$--
Total Stockholders’ Equity	$1,241.0	$1,155.5	$85.5
Total Stockholders’ Equity excluding Accumulated OCI	$1,321.2	$1,289.3	$31.9

Debt to Total Capital [1]	24.5%	24.9%	(0.4)%

1 Based on Total Stockholders’ Equity, excluding Accumulated OCI.

THIRD QUARTER 2011 PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

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Statutory net gain from operations for Phoenix Life Insurance Company was $26.5 million for the third quarter of 2011, compared with $21.3 million for the third quarter of 2010. Statutory net income was $7.5 million for the third quarter of 2011, compared with $12.7 million for the third quarter of 2010.

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Phoenix Life reported further growth in statutory capital, with statutory surplus and asset valuation reserve increasing by 13 percent to $864.0 million at September 30, 2011 from $763.2 million at December 31, 2010.

•

At September 30, 2011, Phoenix Life’s estimated risk-based capital ratio was 309 percent, rising from 282 percent at December 31, 2010.  The primary driver of the improvement was higher surplus.

RECENT DEVELOPMENT

In September, Phoenix entered into a multiyear investment management agreement with Conning, Inc., a leading global provider of asset management solutions, services and research to the insurance industry, under which Conning will manage Phoenix’s publicly traded fixed income assets.  The companies also reached a definitive agreement for Conning Holdings Corp. to acquire Goodwin Capital Advisers, Inc., a total return fixed income investment manager that is a wholly-owned subsidiary of Phoenix.  The Goodwin acquisition is expected to close in the fourth quarter, subject to customary closing conditions, after which the investment management agreement will become effective.

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The Phoenix Companies, Inc. … 7

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (November 2) at 11 a.m., EDT, to discuss with the investment community Phoenix’s third quarter 2011 financial results and other matters.  The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section.  The call also can be accessed by telephone at 773-799-3641 (Passcode: PHOENIX).  A replay of the call will be available through November 16, 2011 by telephone at 203-369-1008 and on Phoenix’s Web site.

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities.  Phoenix is headquartered in Hartford, Connecticut.  In 2010, Phoenix had annual revenues of $2.0 billion.  More detailed financial information can be found in Phoenix’s financial supplement for the third quarter of 2011, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management's beliefs about our future transactions, strategies, operations and financial results, and often contain words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," “is targeting,” "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets and changes in interest rates; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the effect of adverse capital and credit market conditions on our ability to meet our liquidity needs, our access to capital and our cost of capital; (iv) the effect of guaranteed benefits within our products; (v) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (vi) the consequences related to variations in the amount of our statutory capital due to factors beyond our control; (vii) the possibility that we not be successful in our efforts to implement a new business plan; (viii) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (ix) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (x) further downgrades in our debt or financial strength ratings; (xi) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (xii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiii) our ability to attract and retain key personnel in a competitive environment; (xiv) our dependence on third parties to maintain critical business and administrative functions; (xv) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xvi) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (xvii) the potential need to fund deficiencies in our closed block; (xviii) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xix) the possibility that the actions and initiatives of the U.S. Government, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xx) legislative or regulatory developments; (xxi) regulatory or legal actions; (xxii) potential future material losses from our discontinued reinsurance business; (xxiii) changes in accounting standards; (xxiv) the potential effect of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results; and (xxv) other risks and uncertainties described herein or in any of our filings with the SEC.

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The Phoenix Companies, Inc. … 8

Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under "Investor Relations." You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

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The Phoenix Companies, Inc. … 9

Financial Highlights

Three and Nine Months Ended September 30, 2011 and 2010 (Unaudited)

Income Statement Summary (1)	Three Months		Nine Months
($ in millions)	2011	2010	2011	2010

Revenues (2)	$472.1	$467.9	$1,399.3	$1,498.7

Operating Income (Loss) (1)	29.0	(7.1)	40.8	(17.4)

Net Income (Loss)	$31.8	$(25.0)	$30.1	$(1.0)

Earnings Per Share

Weighted Average Shares Outstanding (in millions)
Basic	116.9	116.3	116.8	116.3
Diluted	117.1	116.3	116.8	116.3

Operating Income (Loss) Per Share (1)
Basic	$0.25	$(0.06)	$0.35	$(0.15)
Diluted	$0.25	$(0.06)	$0.35	$(0.15)

Net Income (Loss) Per Share
Basic	$0.27	$(0.22)	$0.26	$(0.01)
Diluted	$0.27	$(0.22)	$0.26	$(0.01)

Balance Sheet Summary	September	December
($ in millions, except per share data)	2011	2010

Invested Assets (3)	$15,095.0	$14,288.7
Separate Account Assets	3,666.9	4,416.8
Total Assets	21,035.7	21,082.3
Indebtedness	427.7	427.7
Total Stockholders’ Equity	$1,241.0	$1,155.5

Common Shares Outstanding (in millions)	116.3	116.1

Book Value Per Share	$10.67	$9.95
Book Value Per Share, excluding Accumulated OCI	11.36	11.10

(1) In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (GAAP), we use non-GAAP financial measures such as operating income, as well as components of and financial measures derived from operating income, in evaluating our financial performance. Net income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. A reconciliation of net income to our non-GAAP financial measures is set forth in the financial highlights table earlier in this release. Investors should note that our calculation of these measures may differ from similar measures used by other companies. For additional information, please see our financial supplement in the Investor Relations section at www.phoenixwm.com.

Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

Operating income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain unusual items.

•

Net realized investment gains and losses are excluded from operating income because their size and timing are frequently subject to management’s discretion.

•

Unusual items may be excluded from operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances. For the third quarters of 2011 and 2010, unusual items excluded from operating income at the beginning of this release were:

($ in millions)	Third Quarter 2011	Third Quarter 2010

Operating Income (Loss)	$29.0	$(7.1)
Unusual Items:
Net DAC/Reserve Unlocking Charges	1.4	36.3
Total Tax Benefit	(9.0)	(11.3)
Subtotal Unusual Items	(7.6)	25.0
Operating Income, Excluding Unusual Items	$21.4	$17.9

(2) Prior period amounts have been revised to reflect the correction of an error related to the historical presentation of ceded premiums as described in Footnote 1 of the Consolidated Statement of Income. There was no impact to net income (loss), stockholders’ equity or earnings per share.

(3) Invested assets equal total investments plus cash and equivalents.

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Consolidated Balance Sheet

September 30, 2011 (Unaudited and Preliminary) and December 31, 2010

($ in millions)

	September 30,	December 31,
	2011	2010
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $11,163.6 and $10,627.7)	$11,676.3	$10,893.8
Available-for-sale equity securities, at fair value (cost of $33.4 and $28.7)	47.8	47.5
Venture capital partnerships, at equity in net assets	231.8	220.0
Policy loans, at unpaid principal balances	2,352.4	2,386.5
Other investments	549.7	516.9
Fair value option investments	88.2	102.1
Total investments	14,946.2	14,166.8
Cash and cash equivalents	148.8	121.9
Accrued investment income	203.8	169.5
Receivables	413.2	405.7
Deferred policy acquisition costs	1,330.3	1,444.3
Deferred income taxes	121.0	116.4
Other assets	150.6	180.5
Discontinued operations assets	54.9	60.4
Separate account assets	3,666.9	4,416.8
Total assets	$21,035.7	$21,082.3

LIABILITIES:
Policy liabilities and accruals	$12,978.8	$12,992.5
Policyholder deposit funds	2,156.5	1,494.1
Indebtedness	427.7	427.7
Other liabilities	517.7	546.3
Discontinued operations liabilities	47.1	49.4
Separate account liabilities	3,666.9	4,416.8
Total liabilities	19,794.7	19,926.8

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value: 116.3 million and 116.1 million shares outstanding	1.3	1.3
Additional paid-in capital	2,632.8	2,631.0
Accumulated deficit	(1,133.4)	(1,163.5)
Accumulated other comprehensive loss	(80.2)	(133.8)
Treasury stock, at cost: 11.3 million and 11.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	1,241.0	1,155.5
Total liabilities and stockholders’ equity	$21,035.7	$21,082.3

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Consolidated Statement of Income (Unaudited and Preliminary)

Three and Nine Months Ended September 30, 2011 and 2010

($ in millions)

	Three Months		Nine Months
	2011	2010	2011	2010
REVENUES:
Premiums (1)	$117.4	$129.8	$337.7	$387.5
Fee income	147.6	157.9	456.0	476.1
Net investment income	201.0	194.3	612.6	615.7
Net realized investment gains (losses):
Total OTTI losses	(31.0)	(25.0)	(45.0)	(80.2)
Portion of OTTI losses recognized in other comprehensive income	22.6	13.1	27.9	41.4
Net OTTI losses recognized in earnings	(8.4)	(11.9)	(17.1)	(38.8)
Net realized investment gains (losses), excluding OTTI losses	14.5	(2.2)	10.1	58.2
Net realized investment gains (losses)	6.1	(14.1)	(7.0)	19.4
Total revenues	472.1	467.9	1,399.3	1,498.7

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends (1)	268.2	264.4	800.0	820.7
Policyholder dividends	51.5	64.7	188.7	224.9
Policy acquisition cost amortization	57.5	99.7	172.0	233.8
Interest expense on indebtedness	7.9	7.9	23.8	23.9
Other operating expenses	57.2	64.0	175.4	219.1
Total benefits and expenses	442.3	500.7	1,359.9	1,522.4

Income (loss) from continuing operations before income taxes	29.8	(32.8)	39.4	(23.7)
Income tax expense (benefit)	(6.7)	(7.7)	2.4	(7.8)
Income (loss) from continuing operations	36.5	(25.1)	37.0	(15.9)
Income (loss) from discontinued operations, net of income taxes	(4.7)	0.1	(6.9)	14.9
Net income (loss)	$31.8	$(25.0)	$30.1	$(1.0)

(1) Prior period amounts have been revised to reflect the correction of an error related to the historical presentation of ceded premiums related to certain reinsurance contracts within the closed block. The adjustments reflect the reclassification of ceded premiums from policy benefits to premiums. The adjustment reduced premiums and policy benefits, excluding policyholder dividends, by $24.3 million and $73.8 million for the three and nine months ended September 30, 2010. There was no impact to net income (loss), stockholders’ equity or earnings per share.

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